                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1

             Statement of Eligibility and Qualification Under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee

             ___ Check if an application to determine eligibility
                  of a trustee pursuant to section 305(b)(2)

                     Deutsche Bank National Trust Company
             (Exact name of trustee as specified in its charter)

300 South Grand Avenue
Los Angeles, California  90071                                13-3347003
(Address of principal                                       (I.R.S. Employer
 executive offices)                                          Identification No.)

                               MORTGAGEIT, INC
             (Exact name of sponsor as specified in its charter)

NEW YORK                                                      13-4049218
(State or other jurisdiction of                             (I.R.S.Employer
 Incorporation or organization)                              Identification No.)

33 MAIDEN LANE
NEW YORK, NY                                                         10038
(Address of principal executive offices)                           (Zip Code)

            MORTGAGEIT TRUST 2004-1, MORTGAGE-BACKED NOTES, SERIES 2004-1
                        (Title of the Indenture Securities)

Item 1.  General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervising authority to which it is subject.

NAME                                                 ADDRESS
Office of the Comptroller                 1114 Avenue of the
of the Currency                         Americas, Suite 3900
                                    New York, New York 10036

(b)  Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.  Affiliations with Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.  List of Exhibits

Exhibit 1 -

Articles of Association as amended on April 15, 2002.

Exhibit 2 -
Certificate of the Comptroller of the Currency dated August 6, 2004.  Copy attached separately.

Exhibit 3 -
Certification of Fiduciary Powers dated August 6, 2004.  Copy attached separately.

Exhibit 4 -
Existing By-Laws of Deutsche Bank National Trust Company as amended dated May 21, 2003.

Exhibit 5 -
Not Applicable.

Exhibit 6 -
Consent of Deutsche Bank National Trust Company required by Section
321(b) of the Act.

Exhibit 7 -
Reports of Condition of Deutsche Bank National Trust Company, dated as of
June 30, 2004.  Copy attached separately.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Santa Ana, and
State
of California, on the 23rd day of September, 2004.

                   Deutsche Bank National Trust Company
                   By: /s/ Barbara Campbell
                   Barbara Campbell
                   Assistant Vice President

                     DEUTSCHE BANK NATIONAL TRUST COMPANY

                                 CERTIFICATE

I, Barbara Campbell, do hereby certify that:

      1.  I am the duly elected Assistant Vice President of Deutsche Bank
National Trust Company, a national bank organized and existing under the laws of the United States of America (the "Association").

      2.  The Articles of Association of the Association, under the name of
BT Trust Company of California, National Association, were filed with the
Comptroller of the Currency, Northeastern District office on February 13,
1986 (the "Original Articles").  A copy of said Original Articles, as amended from time to time and as certified by the Comptroller of the Currency on
February 4, 2002, is attached hereto as Exhibit A.

      3.  A further amendment to the Articles of Association of the
Association changing the title of the Association to "Deutsche Bank National
Trust Company" effective April 15, 2002, was filed with the Comptroller of the Currency, Western District Office Licensing Unit on March 28, 2002 (the
"Amended Articles").  A copy of that amendment is attached hereto as Exhibit
B.

      4.  The Original Articles and the Amended Articles, taken together, constitute the entire Articles of Association of the Association, as in effect on the date hereof; such Articles of Association of the Association have not been further modified or rescinded.

      IN WITNESS WHEREOF, I have set my hand and seal of Deutsche Bank
National Trust Company this 23rd day of September, 2004.

                                                      /s/ Barbara Campbell
                                                      Barbara Campbell
                                                      Assistant Vice President

                                  EXHIBIT A

Comptroller of the Currency
Administrator of National Banks

Washington, D.C. 20219

                                 CERTIFICATE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that the document hereto attached is a true copy, as recorded in this Office, of the currently effective Articles of Association for "Bankers Trust Company of
California, National Association," Los Angeles, California, (Charter No.
18608)

                                          IN TESTIMONY WHEREOF, I have
hereunto
                                          subscribed my name and caused my
                                          seal of office to be affixed to
                                          these presents at the Treasury
                                          Department in the City of
                                          Washington and District of
                                          Columbia, the Monday, February 04,
                                          2002

                                          /s/ John D. Hawke, Jr.
                                          Comptroller of the Currency

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF ASSOCIATION
                                      OF
                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

            I, David Abramson, certify that:

            1.    I am the duly elected Secretary of Bankers Trust Company of
California, N.A.

            2.    On January 17, 1992, at a special meeting of the
Shareholders of Bankers Trust Company of California, N.A., the following resolution and amendment to Article FIFTH of the Articles of Association of
Bankers Trust Company of California, N.A. was adopted:

            RESOLVED, that Bankers Trust Holdings, Inc. the sole
            shareholder of Bankers Trust Company of California, N.A.
            ("BTCal"), hereby approves of the amendment to the first
            paragraph of Articles FIFTH of the Articles of Association of BTCal, to read as follows:

                  The authorized amount of capital stock of
                  this Association shall be 500,00 shares of
                  common stock of the par value of One Hun-
                  dred Dollars and no cents ($100.00) each;
                  but said capital stock may be increased or
                  decreased from time to time, in accordance
                  with the provisions of the laws of the United
                  States.

Article FIFTH of the Articles of Association of Bankers Trust Company of
California, N.A. is restated  in entirety, as follows:

                        The authorized amount of capital stock of this
            Association shall be 500,000 shares of common stock of
            the par value of One Hundred Dollars and no cents
            ($100.00) each; but said capital stock may be increased
            or decreased from time to time, in accordance with the
            provisions of the laws of the United States.

                        No holder of shares of the capital stock of any class
            of the Association shall have any pre-emptive or preferen-
            tial right of subscription to any shares of any class of
            stock of the Association, whether now or hereafter
            authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscrip
            -tion thereto other than such, if any, as the Board of
            Directors, in its discretion may from time to time deter-
            ine and at such price as the Board of Directors may
            from time to time fix.

                        If the capital stock is increased by a stock dividend,
            each shareholder shall be entitled to his/her proportionate amount of such increase in accordance with the number
            of shares of capital stock owned by him/her at the time
            the increase is authorized by the shareholders, unless
            another time subsequent to the date of the shareholders'
            meeting is specified in a resolution adopted by the
            shareholders at the time the increase is authorized.

                        The Association, at any time and from time to time,
            may authorize and issue debt obligations, whether or not
            subordinated, without the approval of the shareholders.

                  3.    The foregoing amendment of the Articles of
            Association has been duly approved by the Board of Directors of
            Bankers Trust Company of California, N.A. on January 7, 1992.

                  4.    The Resolution and Amendment set forth above has not
            been modified or rescinded and is in full force and effect.

                  IN WITNESS WHEREOF, I have set my hand and the seal of this
            Association this 22nd day of January, 1992.

                                    /s/ David Abramson
                                    David Abramson
                                    Secretary

                                    DATE ACCEPTED: February 10, 1992

                                                      /s/ John C. Beers
                                                BY:   John C. Beers
                                                Acting Director for Analysis
                                                Western District

                                            2

                             BT TRUST COMPANY OF CALIFORNIA,
                                   NATIONAL ASSOCIATION

                  I, DAVID ABRAMSON, certify that:

                  I am the duly constituted Secretary of BT Trust Company of

                  California, National Association, and as such officer I am the official custodian of its records; and that the
                  following

                  is a true and correct copy of a resolution of the

                  Association's Shareholders, and such resolution is now

                  lawfully in force and effect:

                  RESOLVED, that the amendment of the First Article of
                  Association is hereby approved, shall be effective
                  immediately, and shall read as follows:

                  FIRST:      The title of this Association shall be
                  "Bankers Trust Company of California, National
                  Association.

            And that the following is a true and correct copy of a resolution of the Association's Board of Director's, and such resolution is now lawfully in force and effect:

                  RESOLVED, that the amendment of the title of the
                  Association's By-Laws to read "Bankers Trust Company
                  of California, National Association", is hereby
                  approved.

            Dated: March 20, 1987

                                                /s/David Abramson
                                                Secretary

                                                            Filed
                                                Comptroller of The Currency
                                                      Northeastern District
                                                      Date FEB 13 1986

             BT TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION

                           ARTICLES OF ASSOCIATION

      For the purpose of organizing an association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following articles of association:
            FIRST:  The title of this Association shall be "BT Trust Company of California, National Association".

            SECOND:  The main office of the Association shall be in the City of Los Angeles, County of Los Angeles, State of California.  The general business of the Association shall be conducted at its main office and its branches.

            THIRD:  The Board of Directors of this Association shall consist of not less than five nor more than twenty- five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of
Directors or by resolution of the shareholders at any annual or special meeting thereof.  Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association.  Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for may reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

            FOURTH:  The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

            Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors.
Nominations other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency,
Washington, D.C., not less than 14 days nor more than

50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the
Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:  (a)  the name and address of each proposed nominee; (b)  the principal occupation of each proposed nominee; (c)  the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and Residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder.  Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

            FIFTH:  The authorized amount of capital stock of this
Association shall be 5,000 shares of common stock of the par value of One
Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

            No holder of shares of the capital stock of any class of the
Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the
Association, issued, or sold, nor any right of subscription thereto other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

            If the capital stock is increased by a stock dividend, each share holder shall be entitled to his/her proportionate amount of such increase in accordance with the number of shares of capital sock owned by him/her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

            The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

            SIXTH:  The Board of Directors (a majority of whom shall be a quorum to do business) shall appoint one of its members to be President of the Association who shall hold office (unless he shall become disqualified or be sooner removed by a two-thirds vote of the members of the Board) for the term for which he was elected a Director.  The Board of Directors may appoint one of its members to be Chairperson of the Board, who shall perform such duties as may be designated by it.  The Board of Directors shall have power to appoint one or more Vice-Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

            The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all by-laws that it may be lawful for them to make and generally do and perform all acts that it may be legal for a board of directors to do and perform.

            SEVENTH:  The Board of Directors shall have the power to change the location of the main office of the Association to any other place within the limit of the City of Los Angeles, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency;
 and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the
 Currency.

            EIGHTH:  The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

            NINTH:  The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time.  Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at her/her address as shown upon the books of the Association.

            TENTH:  Any person, his/her heirs, executors or administrators, may be indemnified or reimbursed by the Association for liability and reasonable expenses (including amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually incurred in connection with any claim, action, suit, or proceeding, civil or criminal, whether or not by or in the right of the Association, in which he/she or they shall be involved or threatened to be involved by reason of he/her being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he/she serves or has served in any such capacity at the specific request of the Association (provided he/she so served at the specific request of the Association in writing signed by the
Chairperson of the Board or the President and specifically referring to this
Article Tenth); provided, however, that no person shall be so indemnified or reimbursed (1) in relation to any matter in an action, suit or proceeding as to which he/she shall finally be adjudged to have been guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts in the performance of his/her duties to the Association or such firm, corporation or organization; or (2) in relation to any matter in a claim, action, suit or proceeding which has been made the subject of a settlement except with the approval of (a) a court of competent jurisdiction, (b) the Board of
Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of the Directors, or  (c) the shareholders, acting by vote of a majority of the outstanding shares of capital stock; and provided further that, in the case of persons serving another firm, corporation or organization at the request of the Association, the indemnity provided in this Article Tenth shall apply only if and to the extent that, after making such efforts as the Board of Directors or shareholders shall deem adequate under the circumstances, such person shall be unable to obtain indemnification from such firm, corporation or organization.  The foregoing provisions for indemnification or reimbursement shall not be exclusive of other rights to which such person, his/her heirs, executors or administrators, may be entitled by contract or otherwise.  Unless the context clearly requires otherwise, the term "the Association" as used in this
Article shall include any predecessor corporation.

            The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph.  Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

            ELEVENTH:  The powers of the Association shall be limited to conducting the business of a trust company under a national bank charter, and no amendment to such powers may be made without the prior approval of the
Comptroller of the Currency.

            TWELFTH:  These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, voting in person or by proxy, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

IN WITNESS WHEREOF, we have hereunto set our hands
on this the date appearing opposite our names.

/s/ Peter E. Lengyel                                  10/7/85
Peter E. Lengyel                                      date

/s/ Harold K. Atkins                                  10/7/85
Harold K. Atkins                                      date

/s/ John L. Murphy                                    10/7/85
John L. Murphy                                        date

/s/ Allan C. Martin                                   10/7/85
Allan C. Martin                                       date

/s/ Rein Lumi                                         10/7/85
Rein Lumi                                             date

/s/ Gerard P. Hourihan                                10/7/85
Gerard P. Hourihan                                    date

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Peter E. Lengyel, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                          /s/ David Abramson
                                                Notary Public

                                                DAVID ABRAMSON
                              Notary Public, State of New York
                                                No. 60-0007785
                              Commission Expires March 30, 1987

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared John L. Murphy, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                          /s/ David Abramson
                                                Notary Public

                                                DAVID ABRAMSON
                              Notary Public, State of New York
                                                No. 60-0007785
                              Commission Expires March 30, 1987

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Harold K. Atkins, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                          /s/ David Abramson
                                                Notary Public

                                                DAVID ABRAMSON
                              Notary Public, State of New York
                                                No. 60-0007785
                              Commission Expires March 30, 1987

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Allan C. Martin, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                          /s/ David Abramson
                                                Notary Public

                                                DAVID ABRAMSON
                              Notary Public, State of New York
                                                No. 60-0007785
                              Commission Expires March 30, 1987

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Rein Lumi, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                          /s/ David Abramson
                                                Notary Public

                                                DAVID ABRAMSON
                              Notary Public, State of New York
                                                No. 60-0007785
                              Commission Expires March 30, 1987

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Gerard P. Hourihan, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                          /s/ David Abramson
                                                Notary Public

                                                DAVID ABRAMSON
                              Notary Public, State of New York
                                                No. 60-0007785
                              Commission Expires March 30, 1987

                                  EXHIBIT B

Comptroller of the Currency
Administrator of National Banks

Attn:  Licensing Unit
50 Fremont Street, Suite 3900
San Francisco, CA 94105
(415) 545-5930, FAX (415) 442-5315

April 4, 2002

Sandra L. West
Assistant Secretary
C/o Deutsche Bank
31 West 52nd Street-M/S NYC09-0810
New York, NY  10019

Re:   Title Change
      Bankers Trust Company of California, N.A.
      Los Angeles, California
      Charter No. 18608

Dear Ms. West:

The Office of the Comptroller of the Currency (OCC) has received your letter concerning the title change, appropriate amendment to the First Article of
Association of Bankers Trust Company of California, National Association.
The OCC will update their records to reflect that as of April 15, 2002, the
Title of Bankers Trust Company of California, National Association, Charter
Number 18608 will change to Deutsche Bank National Trust Company.

The original of the bank's respective Article has been forwarded to the bank's official file with our Office and an original is hereby returned for your records.

As a result of the Garn-St Germain Depository Institutions Act of 1982, the
OCC is no longer responsible for the approval of national bank name changes nor does it maintain official record on the use of alternate titles.  The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors.  Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Very truly yours,

/s/ James A. Bundy
James A. Bundy
Licensing Manager

Enclosure

                     BANKERS TRUST COMPANY OF CALIFORNIA,
                             NATIONAL ASSOCIATION

      I, DAVID ABRAMSON, certify that:

      1.    I am the duly elected and acting Secretary of Bankers Trust
Company of California, National Association (formerly, BT Trust Company of
California), and as such officer, I am the official custodian of its records;
that the following is a true and correct copy of resolutions adopted by the
Association's shareholders; and that such resolutions are now lawfully in force and effect:

      RESOLVED, that the Association is hereby authorized to amend the First
      Article of Association read as follows:

                  FIRST: The title of this Association shall be
                  "Deutsche Bank National Trust Company."

      FURTHER RESOLVED, that the effective date of the amendment of the
      First Article of Association shall be April 15, 2002.

      2.    The following is a true and correct copy of a resolution of the
Association's Board of Directors, and such resolution is now lawfully in force and effect:

      RESOLVED, that the amendment of the First Article of Association to change the title of the Association "Deutsche Bank National Trust
      Company" is hereby approved, effective April 15, 2002.

      3.    The foregoing amendment to the Articles of Association has been duly approved by the Board of Directors of Bankers Trust Company of
California, National Association on March 21, 2002.

      4.    The Resolution and Amendment set forth above has not been
modified or rescinded and is in full force and effect.

      IN WITNESS HEREOF, I have set my hand and the seal of this Association this 27th day of March 2002.

                                                      /s/ David Abramson
                                                      Secretary

State of New York )
                  ) ss.:
County of New York)

On the 27th day of March in the year 2002 before me, the undersigned, a
Notary Public in and for said state, personally appeared David Abramson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument;

/s/ Sandra L. West
Notary Public

                                Sandra L. West
                       Notary Public, State of New York
                               No. 01WE4942401
                         Qualified in New York County
                    Commission Expires September 19, 2002

Office of the Comptroller of the Currency
Accepted by: /s/ James A. Bundy
James A. Bundy, Licensing Manager
Date: 4/4/03

Comptroller of the Currency
Administrator of National Banks
Washington, D.C. 20219

                                 CERTIFICATE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1.    The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.    Effective April 15, 2002, the title of "Bankers Trust Company of
      California, National Association," Los Angeles, California, (Charter
      No. 18608), was changed to "Deutsche Bank National Trust Company," Los
      Angeles, California, (Charter No. 18608)..

                                                IN TESTIMONY WHEREOF, I have
                                                hereunto subscribed my name
                                                and caused my seal of office
                                                to be affixed to these
                                                presents at the Treasury
                                                Department, in the City of
                                                Washington and District of
                                                Columbia, this 17th day of
                                                May, 2002.

                                                /s/ John D. Hawke, Jr.
                                                Comptroller of the Currency

                                                Deutsche Bank

Office of the Secretary             OCC         Bankers Trust Corporation
                              Mar 29 2002       31 West 52nd Street,
NYC09-0810
Sandra L. West                Western District  New York, NY 10019
Assistant Secretary                             Tel 212 469-8174
                                                Fax 646-324-9056

                                                sandra.l.west@db.com

March 28, 2002

Mr. James A. Bundy, Licensing Manager
Office of the Comptroller of the Currency
Western District Office
50 Femont Street
Suite 3900
San Francisco, CA 94105-2292

Dear Mr. Bundy:

Re:   Bankers Trust Company of California, National Association (Charter No.
      18608) Title Change and Amendment of First Article of Association

Please be advised that the Board of Directors and sole shareholder of Bankers
Trust Company of California, National Association, have authorized a change of title for the Association, effective on April 15, 2002, as follows:

      From: Bankers Trust Company of California, National Association

      To:   Deutsche Bank National Trust Company

Pursuant to 12 U.S.C. 21a, we are hereby requesting approval of the Office of the Comptroller of the Currency to amend the Articles of Association to reflect the name change and enclose two certified copies of the proposed amendment.

The Association, whose principal office is located at 300 South Grand Avenue,
Los Angeles, CA 90071, was originally chartered in October 1985 under the name of BT Trust Company of California, National Association.

From its inception through June 4, 1999, the Association was an indirect wholly-owned subsidiary of Bankers Trust New York Corporation (now, Bankers
Trust Corporation) ("Bankers Trust").  In June 1999, Bankers Trust, including its subsidiaries, was acquired by a subsidiary Deutsche Bank AG, a bank organized and existing under the laws of the Federal Republic of Germany.
Deutsche Bank was recently listed on the New York Stock Exchange ("NYSE") and its activities are reported daily in the U.S. media.

Since its acquisition of Bankers Trust and subsequent listing on the New York
Stock Exchange, awareness of the Deutsche Bank brand has increased significantly.  Management now deems it

Mr. James A. Bundy
March 28, 2002

in the best interests of the firm at this time to consolidate all of the
U.S.-based businesses under the global Deutsche Bank brand.

Thank you for your consideration in this matter.

Please direct any questions or problems regarding this application to the undersigned, as follows:

            c/o Deutsche Bank
            31 West 52nd Street - M/S NYC09-0810
            New York, NY 10019
            Phone:  (212) 469-8174
            Fax:  (646) 324-9056

                                                      Sincerely yours,

                                                      BANKERS TRUST
CORPORATION

                                                      By:/s/ Sandra L. West
                                                            Sandra L. West
                                                            Assistant
Secretary

enclosures

cc:   Joseph Marcy, OCC Lead Trust Examiner

      Foy B. Hester, Vice President and Controller
      Bankers Trust Company of California, N.A,

      David Abramson, Secretary and Counsel
      Bankers Trust Company of California, N.A.

                                 CERTIFICATE

I, Ronaldo Reyes, do hereby certify that:

      1.  I am an Assistant Vice President of DEUTSCHE BANK NATIONAL TRUST
COMPANY (formerly known as Bankers Trust Company of California, N.A.), a corporation duly organized and validly existing under the laws of the United
State of America (the "Company");

      2.  Attached hereto is a true, correct and complete copy of the By-Laws of the Company as in effect on the date hereof.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of
DEUTSCHE BANK NATIONAL TRUST COMPANY this 21st day of May, 2003.

                                                      /s/ Ronaldo Reyes
                                                      Ronaldo Reyes
                                                      Assistant Vice President

          BANKERS TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION
                                   BY-LAWS

                                  ARTICLE I

                          Meetings of Shareholders

            Section 1.1.  Annual Meeting.  The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the
Main Office of the Association, 400 South Hope Street, Los Angeles,
California or such other places as the Board of Directors may designate, at
11 a.m. on the third Wednesday of March of each year.  Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Association.  If, for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

            Section 1.2.  Special Meetings.  Except as otherwise specifically provided by statue, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than twenty five percent
(25%) of the stock of the Association.  Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association a notice stating the purpose of the meeting.

            Section 1.3.  Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors.

Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of  the Bank and to the Comptroller of the Currency,
Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b)the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder.  Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the
Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

            Section 1.4.  Proxies.  Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy.  Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.  Proxies shall be dated and shall be filed with the records of the meeting.

            Section 1.5  Quorum.  A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; and less than a quorum may adjourn any meeting, from time to time, and the

meeting may be held, as adjourned, without further notice.  A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the
Articles of Association.
                                  ARTICLE II

                                  Directors

            Section 2.1.  Board of Directors.  The board of
directors(hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association.  Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

            Section 2.2.  Number.  The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less;
and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

            Section 2.3  Organization Meeting.  The Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the
Association for the succeeding year.  Such meeting shall be held on the day of the election or as soon thereafter

as practicable, and, in any event, within thirty days thereof.  If, at any time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

            Section 2.4. Regular Meetings.  Regular Meetings of the Board of
Directors shall be held from time to time, at such time as may be designated from time to time by the Board of Directors and communicated to all directors. Such meetings shall be held in the Main Office of the Association, subject to the provisions of Section 2.6 below, and at least one such meeting shall be held during any two consecutive calendar months.

            Section 2.5  Special Meetings.  Special meetings of the Board of
Directors may be called by the Chairperson or President of the Association, or at the request of two or more directors.  Each member of the Board of
Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

            Section 2.6  Quorum.  A majority of the directors shall
constitute a quorum at any meeting, except when otherwise provided by law;
but a less number may adjourn any meeting, from time to time , and the meeting may be held, as adjourned, without further notice.  Any one or more directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at such a meeting.  The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board except as may be otherwise provided by statute or the By-Laws.
            Section 2.7.  Vacancies.  When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may

appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for the purpose.

                                 ARTICLE III

                           Committees of the Board

            Section 3.1.  Examining Committee.  There shall be an Examining
Committee appointed annually by the Board which shall consist of two directors, who are not also officers of the Association, one of whom shall be designated by the Board as the Chairperson thereof.  Such Committee shall conduct the annual directors' examination of the Association as required by the Comptroller of the Currency; shall review the reports of all examinations made of the Association by public authorities and report thereon to the
Board; and shall report to the Board such other matters as it deems advisable with respect to the Association, its various departments and the conduct of its operations.

            In the performance of its duties, the Examining Committee may employ or retain, from time to time, expert assistants, independent of the officers or personnel of  the Association, to make such studies of the
Association's assets and liabilities as the Committee may request and to make an examination of the accounting and auditing methods of the Association and its system of internal protective controls to the extent considered necessary or advisable in order to determine that the operations of the Association, including its fiduciary department, are being audited by the Auditor in such a manner as to provide prudent and adequate protection.  The Committee also may direct the Auditor to make such investigation as it deems necessary or advisable with respect to the Association, its various departments and the conduct of its operations.  The Committee shall hold regular quarterly meetings and during the intervals thereof shall meet at other times on call of the Chairperson.

            Section 3.2.  Investment Committee.  There shall be an investment committee composed of two directors, appointed by the board annually or more often.  The investment committee shall have the power to insure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investment and to exercise, when the board is not In session, all other powers of the Board regarding investment securities that may be lawfully delegated.  The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the Board.

            Section 3.3.  Other Committees.  The Board of Directors may
appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

                                  ARTICLE IV

                            Officers and Employees

            Section 4.1.  Chairperson of the Board.  The Board of Directors
shall appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board.  Such person shall preside at all meetings of the
Board of Directors.  The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these
By-Laws; shall

also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.
            Section 4.2.  President.  The Board of Directors shall appoint one of its members to be President of the Association.  In the absence of the
Chairperson, the President shall preside at any meeting of the Board.  The
President shall have general executive powers, and shall have and may exercise any and all other powers  and duties pertaining by law, regulation, or practice, to the Office of the President, or imposed by these By-Laws.
The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.
            Section 4.3.  Vice President.  The Board of Directors shall appoint one or more Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned by the Board of Directors.  One Vice
President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.
            Section 4.4.  Secretary.  The Board of Directors shall appoint a
Secretary or other designated officer who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings.  The
Secretary shall attend to the giving of all notices required by these By-Laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary, or imposed by these By-Laws; and shall also perform such other duties as may be assigned from time to time, by the Board of
Directors.
      Section 4.5.  Other Officers.  The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant trust officers, one or
                                         7
more assistant secretaries, one or more assistant treasurers, and such other officers and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the
Association.  Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the
Chairperson of the Board, or the President.

            Section 4.6.  Tenure of Office.  The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and
 any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

                                  ARTICLE V

                               Trust Department

            Section 5.1.  Trust Department.  There shall be a department of the Association known as the trust department which shall perform the fiduciary responsibilities of the Association.

            Section 5.2.  Trust Officer.  There shall be a trust officer of this Association whose duties shall be to manage, supervise and direct all the activities of the trust department.  Such person shall do or cause to be done all things necessary or proper in carrying on the business of the trust department according to provisions of law and applicable regulations; and
shall act pursuant to opinion of counsel where such opinion is deemed necessary.  Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities.  The trust officer shall be responsible for all assets and documents held by the

Association in connection with fiduciary matters.  The Board of Directors may appoint other officers of the trust department  as it may deem necessary, with such duties as may be assigned.
            Section 5.3.  Trust Investment Committee.  There shall be a trust investment committee of this Association composed of two members, who shall be capable and experienced officers and directors of the Association.  All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust investment committee; and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it.  The committee shall, promptly after the acceptance of an account for which the bank has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets.  The committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last review.  A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.
            Section 5.4.  Trust Audit Committee.  The Board of Directors
shall appoint a committee of two Directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year within fifteen months of the last such audit make suitable audits of the
Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the department has been administered in accordance with law, 12 Code of Federal
Regulations, Section 9, and sound fiduciary principles.
            Section 5.5.  Trust Department Files.  There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

            Section 5.6.  Trust Investments.  Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and appropriate local law.  Where such instrument does not specify the character and class of investments to be made and does not vest in the bank a discretion In the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under appropriate local law.

                                  ARTICLE VI

                         Stock and Stock Certificate

            Section 6.1.  Transfers.  Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded.  Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

            Section 6.2. Stock Certificates.  Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the
Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon.  Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                 ARTICLE VII

                                Corporate Seal

            The President, the Cashier, the Secretary or any Assistant
Cashier or Assistant Secretary, or other officer thereunto designated by the
Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.  Such seal shall be substantially in the following form:

                                 (Impression)
                                    ( of )
                                   ( Seal )

                                 ARTICLE VIII

                           Miscellaneous Provisions

            Section 8.1.  Fiscal Year.  The Fiscal Year of the Association
shall be the calendar year.

            Section 8.2.  Execution of Instruments.  All agreements,
indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the
Chairperson of the Board, or the President, or any Vice President, or the
Secretary, or the Cashier, or, if in connection with exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer.
Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of

Directors may from time to time direct.  The provisions of this Section 8.2.
are supplementary to any other provision of these By-Laws.

            Section 8.3.  Records.  The Articles of Association, the By-Laws
and the proceedings of all meetings of the shareholders, the Board of
Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose.  The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE IX

                                   By-Laws

            Section 9.1.  Inspection.  A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the
Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

            Section 9.2.  Amendments.  The By-Laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the Directors.

                              CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture
Act of 1939 in connection with the proposed issue by Mortgage IT Trust
2004-1, Mortgage-Backed Notes, Series 2004-1, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.

September 22, 2004

            Deutsche Bank National Trust Co.
            By: /s/ Barbara Campbell
            Barbara Campbell
            Assistant Vice President